EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Atrion Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended Sep 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2022	By:	/s/ Jeffery Strickland
Jeffery Strickland
Vice President and Chief Financial Officer

The foregoing certification is made solely for purpose of 18 U.S.C. § 1350 and not for any other purpose.